Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(577,467)
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,557,657
Dividend Income	82,364
Interest Income	31,329
Total Income (Loss)	$4,093,883

Expenses
General Partner Management Fees	$19,348
Professional Fees	10,340
Brokerage Commissions	351
Directors' Fees and insurance	2,638
License fees	484
Total Expenses	$33,161
Net Income (Loss)	$4,060,722

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/26	$36,643,640
Net Income (Loss)	4,060,722

Net Asset Value End of Month	$40,704,362
Net Asset Value Per Share (1,100,000 Shares)	$37.00

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596